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                                                                    EXHIBIT 21.1


                          SUBSIDIARIES OF ORGANIC, INC.
                             as at December 31, 2000

Name                                                          Jurisdiction of Organization
--------------------------------------                        -----------------------------------------
Organic Logistics, Inc.(1)                                    Delaware
Organic Media, Inc.(1)                                        Delaware

Organic Brasil Comunicacao Interativa Limitada(2)             Brazil
Organic.com Pte Ltd                                           Singapore
Organic Online Canada Inc.                                    Ontario, Canada
Organic Online Limited                                        England and Wales


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(1)  Each of these wholly owned subsidiaries was merged with and into Organic,
     Inc. in January 2001.
(2) Through December 31, 2000, Organic, Inc. owned a 30% equity interest in this subsidiary. In January 2001, Organic, Inc. acquired the remaining 30% equity interest in this subsidiary and consequently owns 100% of Organic Brasil Comunicacao Interativa Ltda.